Exhibit 99.1

News Release Republic First Bancorp, Inc. July 29, 2011

REPUBLIC FIRST BANCORP, INC. REPORTS FINANCIAL RESULTS FOR SECOND QUARTER 2011

Philadelphia, PA, July 29, 2011 (PR Newswire) – Republic First Bancorp, Inc. (NASDAQ: FRBK), the holding company for Republic Bank, today announced its financial results for the three month period ended June 30, 2011.

During the second quarter of 2011, the Company recorded a net loss of $0.5 million, or $0.02 per share, compared to a net loss of $7.1 million, or $0.60 per share, for the second quarter of 2010.

“We continue to make strides in a positive direction related to the resolution of credit quality concerns on our balance sheet today,” said Harry D. Madonna, the Company’s Chairman and Chief Executive Officer. “Non-performing assets are lower for a fourth consecutive quarter as of June 30, 2011 and other credit quality indicators continue to steadily improve.”

“Over the past two years we have transformed Republic into a new bank with a new brand, new management team, renovated store locations and a retail model focused on fanatical customer service,” said Madonna.  “During this time we have strengthened our capital position and brought stabilization to the balance sheet in an incredibly challenging economic environment. Unfortunately our earnings continue to be negatively impacted by some of the remaining asset quality issues originated under the old bank model prior to 2008. We firmly believe that our current strategy, along with our overall financial strength, will carry us through any challenges that may lie ahead and also puts us in a position to expand and take advantage of future opportunities.”

Highlights for the Three Months Ended June 30, 2011

➢	Capital levels remain strong with a Total Risk-Based Capital ratio of 14.07% and a Tier I Leverage Ratio of 10.67% at June 30, 2011

➢	Tangible book value per share as of June 30, 2011 was $3.36

➢	Core deposits increased by $46.4 million, or 7%, on a linked quarter basis as of June 30, 2011

➢	Increased the allowance for loan losses to $15.1 million, or 2.36% of total loans, as of June 30, 2011

➢	Increased outstanding loan balances on a linked quarter basis by $8.6 million to $639.4 million at June 30, 2011, compared to $630.8 million at March 31, 2011

➢	Reduced non-performing asset balances for a fourth consecutive quarter

➢	The net interest margin improved to 3.61% for the three months ended June 30, 2011 compared to 3.42% for the three months ended June 30, 2010

Income Statement

The Company reported a net loss of $0.5 million or $0.02 per share, for the three months ended June 30, 2011, compared to a net loss of $7.1 million, or $0.60 per share, for the three months ended June 30, 2010.

The loan loss provision decreased to $1.5 million for the quarter ended June 30, 2011 compared to $10.8 million for the quarter ended June 30, 2010 as credit quality indicators continue to stabilize. The loan loss provision recorded during the second quarter of 2011  primarily relates to updated appraisals of collateral for troubled loans originated prior to 2008.

The Company continues to lower its cost of funds as evidenced by a decrease of 21 basis points to 1.03% for the three months ended June 30, 2011, compared to 1.24% for the three months ended June 30, 2010. The net interest margin improved to 3.61% for the quarter ended June 30, 2011 compared to 3.42% for the quarter ended June 30, 2010.

Non-interest income increased to $2.1 million for the three months ended June 30, 2011 compared to $0.3 million for the three months ended June 30, 2010, as the Company continued to recognize gains on the sale of SBA loans during the second quarter 2011. The experienced SBA lending team hired by the Company earlier in the year is now ranked as the #1 SBA lender in New Jersey and the #36 lender in the nation based on the dollar volume of loan originations.

Balance Sheet

The major components of the balance sheet are as follows (dollars in thousands):

Description	June 30, 2011	March 31, 2011	% Change	June 30, 2010	% Change

Total assets	$900,892	$877,081	3%	$934,303	(4%)

Total loans (net)	624,280	616,360	1%	658,812	(5%)

Total deposits	783,102	761,077	3%	805,211	(3%)

Total core deposits	718,053	671,605	7%	681,765	5%

Net loans increased by $7.9 million to $624.3 million as of June 30, 2011, compared to $616.4 million as of March 31, 2011. Core deposits increased by $46.4 million, or 7%, as of June 30, 2011 compared to March 31, 2011 as a result of the Company’s retail strategy which focuses on relationship banking.

Total deposits decreased by $22.1 million, or 3%, as of June 30, 2011 when compared to June 30, 2010, primarily as a result of the Company’s intentional effort to reduce its dependence on wholesale funding sources in the brokered and public fund certificate of deposit market.  Liquidity continues to improve as the Company has currently eliminated the need for outside borrowings and has significantly reduced its dependence on wholesale funding sources.

2

Core Deposits

Core deposits by type of account are as follows (dollars in thousands):

Description	June 30, 2011	March 31, 2011	% Change	June 30, 2010	% Change	2nd Qtr 2011 Cost of Funds

Demand noninterest-bearing	$113,641	$78,221	45%	$117,169	(3%)	0.00%

Demand interest-bearing	97,149	76,349	27%	64,636	50%	0.68%

Money market and savings	321,971	333,457	(3%)	311,790	3%	1.02%

Certificates of deposit	185,292	183,578	1%	188,170	(2%)	1.38%

Total core deposits	$718,053	$671,605	7%	$681,765	5%	0.92%

Core deposits increased to $718.1 million at June 30, 2011 compared to $681.8 million at June 30, 2010 as the Company continues to focus its effort on the gathering of low-cost core deposits. At the same time, the Company reduced the overall deposit cost of funds to 0.92% for the three month period ending June 30, 2011 compared to 1.10% for the three month period ending June 30, 2010.

Lending

Loans by type of customer are as follows (dollars in thousands):

Description	June 30, 2011	% of Total	March 31, 2011	% of Total	June 30, 2010	% of Total

Commercial	$81,783	13%	$78,735	12%	$92,500	14%
Owner occupied	81,799	13%	79,412	13%	84,507	13%
Total commercial	163,582	26%	158,147	25%	177,007	27%

Consumer & residential	20,149	3%	20,884	3%	21,756	3%

Commercial real estate	455,657	71%	451,779	72%	470,325	70%

Gross loans	$639,388	100%	$630,810	100%	$669,088	100%

Gross loans increased for a second consecutive quarter to $639.4 million as of June 30, 2011 as the Company continues to realize a steady return to quality loan demand.

3

Asset Quality

The Company’s asset quality ratios are highlighted below:

	Quarter Ended
Ratio	June 30, 2011	March 31, 2011	June 30, 2010

Non-performing assets/total assets	5.78%	6.07%	6.69%

Quarterly net loan charge-offs (recoveries)/average loans	0.53%	0.35%	8.38%

Allowance for loan losses/gross loans	2.36%	2.29%	1.54%

Allowance for loan losses/non-performing loans	39%	37%	20%

Non-performing assets/capital and reserves	51%	53%	63%

Non-performing assets trended lower for a fourth consecutive quarter to $52.0 million, or 5.78% of total assets, at June 30, 2011, compared to $62.5 million, or 6.69% of total assets, as of June 30, 2010. The allowance for loan losses as a percentage of total loans increased to 2.36% as of June 30, 2011, compared to 1.54%  as of June 30, 2010.

Every non-performing asset currently on the books was originated under the old bank model prior to December 31, 2007. The Company will continue to aggressively pursue resolutions for each non-performing asset.

Capital

The Company’s capital regulatory ratios at June 30, 2011 were as follows:

	Republic First Bancorp, Inc.	Regulatory Guidelines “Well Capitalized”

Leverage Ratio	10.67%	5.00%

Tier 1 Risk Based Capital	12.83%	6.00%

Total Risk Based Capital	14.07%	10.00%

Total shareholders’ equity was $87.2 million at June 30, 2011 which represented a book value per share of $3.36, based on common shares outstanding of approximately 26.0 million.

The Company, along with its banking subsidiary, continue to maintain strong capital ratios and are considered well capitalized under the regulatory guidelines as established by federal banking agencies.

4

About Republic Bank

Republic Bank is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its thirteen offices located in Abington, Ardmore, Bala Cynwyd, Plymouth Meeting, Media and Philadelphia, Pennsylvania and Voorhees and Haddonfield, New Jersey.

Forward Looking Statements

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in this release and in the Company's filings with the Securities and Exchange Commission.  The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements.  For example, risks and uncertainties can arise with changes in: general economic conditions, including their impact on capital expenditures; new service and product offerings by competitors and price pressures; and similar items.  You should carefully review the risk factors described in the Form 10-K for the year ended December 31, 2010 and other documents the Company files from time to time with the Securities and Exchange Commission. The words “may”, “believes,” “expect,” “estimate,” “project,” “anticipate,” “should,” “intend,” “probability,” “risk,” “target,” “objective,” and similar expressions or variations on such expressions are intended to identify forward-looking statements.  All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Source:

Republic First Bancorp, Inc.

Contact:

Frank A. Cavallaro, CFO
(215) 735-4422

5

Republic First Bancorp, Inc.
Selected Consolidated Financial Data
(Unaudited)

	Three months ended					Six months ended
(dollars in thousands, except per share amounts)	6/30/11	3/31/11	% Change	6/30/10	% Change	6/30/11	6/30/10	% Change

Income Statement Data:
Net interest income	$7,526	$7,420	1%	$7,511	0%	$14,946	$14,920	0%
Provision for loan losses	1,500	3,550	58%	10,750	(86%)	5,050	16,250	(69%)
Non-interest income	2,076	1,127	84%	254	717%	3,203	729	339%
Total revenues	9,602	8,547	12%	7,765	24%	18,149	15,649	16%
Non-interest expenses	9,011	8,992	0%	7,953	13%	18,003	16,358	10%
Provision (benefit) for income taxes	(429)	(1,487)	(71%)	(3,883)	89%	(1,916)	(6,042)	68%
Net income (loss)	(480)	(2,508)	(81%)	(7,055)	93%	(2,988)	(10,917)	73%

Per Common Share Data:
Net income (loss): Basic	$(0.02)	$(0.10)	(80%)	$(0.60)	97%	$(0.12)	$(0.98)	88%
Net income (loss): Diluted	(0.02)	(0.10)	(80%)	(0.60)	97%	(0.12)	(0.98)	88%
Book Value	$3.36	$3.33		$3.47		$3.36	$3.47
Weighted average shares outstanding:
Basic	25,973	25,973		11,707		25,973	11,142
Diluted	25,973	25,973		11,707		25,973	11,142

Balance Sheet Data:
Total assets	$900,892	$877,081	3%	$934,303	(4%)	$900,892	$934,303	(4%)
Loans (net)	624,280	616,360	1%	658,812	(5%)	624,280	658,812	(5%)
Allowance for loan losses	15,108	14,450	5%	10,276	47%	15,108	10,276	47%
Investment securities	168,242	145,969	15%	180,489	(7%)	168,242	180,489	(7%)
Total deposits	783,102	761,077	3%	805,211	(3%)	783,102	805,211	(3%)
Core deposits*	718,053	671,605	7%	681,765	5%	718,053	681,765	5%
Public and brokered certificates of deposit	65,049	89,472	(27%)	123,446	(47%)	65,049	123,446	(47%)
Other borrowed money	-	-		9,149	(100%)	-	9,149	(100%)
Subordinated debt	22,476	22,476	-	22,476	-	22,476	22,476	-
Stockholders' equity	87,165	86,384	1%	88,761	(2%)	87,165	88,761	(2%)

Capital:
Stockholders' equity to total assets	9.68%	9.85%		9.50%		9.68%	9.50%
Leverage ratio	10.67%	11.25%		10.59%		10.67%	10.59%
Risk based capital ratios:
Tier 1	12.83%	13.02%		12.82%		12.83%	12.82%
Total Capital	14.07%	14.28%		14.07%		14.07%	14.07%

Performance Ratios:
Cost of funds	1.03%	1.00%		1.24%		1.02%	1.31%
Deposit cost of funds	0.92%	0.88%		1.10%		0.91%	1.16%
Net interest margin	3.61%	3.84%		3.42%		3.72%	3.40%
Return on average assets	(0.21%)	(1.17%)		(2.96%)		(0.67%)	(2.28%)
Return on average total stockholders' equity	(2.21%)	(11.59%)		(39.55%)		(6.88%)	(30.61%)

Asset Quality
Net charge-offs to average loans outstanding	0.53%	0.35%		8.38%		0.44%	5.56%
Nonperforming assets to total period-end assets	5.78%	6.07%		6.69%		5.78%	6.69%
Allowance for loan losses to total period-end loans	2.36%	2.29%		1.54%		2.36%	1.54%
Allowance for loan losses to nonperforming loans	38.81%	36.90%		19.83%		38.81%	19.83%
Nonperforming assets to capital and reserves	50.88%	52.80%		63.07%		50.88%	63.07%

* Core deposits equal total deposits less public and brokered certificates of deposit

Republic First Bancorp, Inc. Average Balances and Net Interest Income
(unaudited)

(dollars in thousands)	For the three months ended June 30, 2011			For the three months ended March 31, 2011			For the three months ended June 30, 2010

		Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other interest-earning assets	$51,808	$34	0.26%	$14,675	$14	0.39%	$23,751	$16	0.27%
Securities	160,764	1,297	3.23%	149,485	1,170	3.13%	183,421	1,602	3.49%
Loans receivable	636,128	8,430	5.32%	629,825	8,248	5.31%	679,889	8,675	5.12%
Total interest-earning assets	848,700	9,761	4.61%	793,985	9,432	4.81%	887,061	10,293	4.65%

Other assets	71,967			76,454			69,564

Total assets	$920,667			$870,439			$956,625

Interest-bearing liabilities:

Demand non interest-bearing	$101,395			$127,055			$118,223
Demand interest-bearing	98,435	$168	0.68%	63,870	$98	0.62%	63,277	$125	0.79%
Money market & savings	339,603	860	1.02%	309,805	799	1.05%	321,689	912	1.14%
Time deposits	264,070	825	1.25%	241,191	721	1.21%	329,699	1,239	1.51%
Total deposits	803,503	1,853	0.92%	741,921	1,618	0.88%	832,888	2,276	1.10%

Total interest-bearing deposits	702,108	1,853	1.06%	614,866	1,618	1.07%	714,665	2,276	1.28%

Other borrowings	22,478	278	4.96%	31,946	296	3.76%	46,507	447	3.86%

Total interest-bearing liabilities	$724,586	$2,131	1.18%	$646,812	$1,914	1.20%	$761,172	$2,723	1.43%
Total deposits and other borrowings	825,981	2,131	1.03%	773,867	1,914	1.00%	879,395	2,723	1.24%

Non interest-bearing liabilities	7,683			8,781			5,681
Shareholders' equity	87,003			87,791			71,549
Total liabilities and shareholders' equity	$920,667			$870,439			$956,625

Net interest income		$7,630			$7,518			$7,570
Net interest spread			3.43%			3.61%			3.22%

Net interest margin			3.61%			3.84%			3.42%

The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc. Average Balances and Net Interest Income
(unaudited)

	For the six months ended			For the six months ended
(dollars in thousands)	June 30, 2011			June 30, 2010

		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$33,344	$48	0.29%	$23,298	$36	0.31%
Securities	155,156	2,467	3.18%	187,060	3,318	3.55%
Loans receivable	632,994	16,678	5.31%	681,857	17,434	5.16%
Total interest-earning assets	821,494	19,193	4.71%	892,215	20,788	4.70%

Other assets	74,198			71,528

Total assets	$895,692			$963,743

Interest-bearing liabilities:

Demand non interest-bearing	$114,154			$121,791
Demand interest-bearing	81,248	$266	0.66%	56,429	$207	0.74%
Money market & savings	324,786	1,659	1.03%	314,814	1,962	1.26%
Time deposits	252,694	1,546	1.23%	345,162	2,644	1.54%
Total deposits	772,882	3,471	0.91%	838,196	4,813	1.16%

Total interest-bearing deposits	658,728	3,471	1.06%	716,405	4,813	1.35%

Other borrowings	27,186	574	4.26%	47,541	936	3.97%

Total interest-bearing liabilities	685,914	4,045	1.19%	763,946	5,749	1.52%
Total deposits and
other borrowings	800,068	4,045	1.02%	885,737	5,749	1.31%

Non interest-bearing liabilities	8,082			6,083
Shareholders' equity	87,542			71,923
Total liabilities and
shareholders' equity	$895,692			$963,743

Net interest income		$15,148			$15,039
Net interest spread			3.52%			3.18%

Net interest margin			3.72%			3.40%

The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

				Year
	Three months ended			ended	Six months ended
(dollars in thousands)	6/30/11	3/31/11	6/30/10	12/31/10	6/30/11	6/30/10

Balance at beginning of period	$14,450	$11,444	$13,725	$12,841	$11,444	$12,841
Provisions charged to operating
expense	1,500	3,550	10,750	16,600	5,050	16,250
	15,950	14,994	24,475	29,441	16,494	29,091

Recoveries on loans charged-off:
Commercial	2	9	113	1,168	11	263
Consumer	38	-	-	3	38	-
Total recoveries	40	9	113	1,171	49	263

Loans charged-off:
Commercial	(882)	(522)	(14,270)	(19,126)	(1,404)	(19,036)
Consumer	-	(31)	(42)	(42)	(31)	(42)

Total charged-off	(882)	(553)	(14,312)	(19,168)	(1,435)	(19,078)

Net charge-offs	(842)	(544)	(14,199)	(17,997)	(1,386)	(18,815)

Balance at end of period	$15,108	$14,450	$10,276	$11,444	$15,108	$10,276

Net charge-offs as a percentage of
average loans outstanding	0.53%	0.35%	8.38%	2.73%	0.44%	5.56%

Allowance for loan losses as a percentage of
period-end loans	2.36%	2.29%	1.54%	1.84%	2.36%	1.54%

Republic First Bancorp, Inc.
Summary of Non-Performing Loans and Assets
(unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2011	2011	2010	2010	2010

Non-accrual loans:
Commercial real estate	$36,642	$38,187	$39,302	$45,958	$51,213
Consumer and other	949	974	690	574	599
Total non-accrual loans	37,591	39,161	39,992	46,532	51,812

Loans past due 90 days or more
and still accruing	1,338	-	-	1,795	-
Renegotiated loans	-	-	-	-	-

Total non-performing loans	38,929	39,161	39,992	48,327	51,812

Other real estate owned	13,109	14,077	15,237	10,647	10,647

Total non-performing assets	$52,038	$53,238	$55,229	$58,974	$62,459

Non-performing loans to total loans	6.09%	6.21%	6.45%	7.60%	7.74%

Non-performing assets to total assets	5.78%	6.07%	6.30%	6.23%	6.69%

Non-performing loan coverage	38.81%	36.90%	28.62%	22.53%	19.83%

Allowance for loan losses as a percentage
of total period-end loans	2.36%	2.29%	1.84%	1.71%	1.54%

Non-performing assets/capital plus
allowance for loan losses	50.88%	52.80%	55.46%	58.36%	63.07%